Exhibit 10.1
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
Restatement Effective Date: May 19, 2026

UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
B-i

(a) Option Award Agreement	B-8

(b) Number of Shares	B-9
(c) Exercise Price	B-9

(d) Exercisability and Term	B-9

(e) Exercise of Options	B-9

(f) Withholding Taxes	B-9

(g) No Rights as a Stockholder	B-9

(h) Modification, Extension and Renewal of Options	B-9

(i) Exercise	B-9

(j) Forms of Payment	B-9

(k) Notification upon Disqualifying Disposition	B-10

(l) Restrictions on Transfer of Shares	B-10

SECTION 9. STOCK APPRECIATION RIGHTS	B-10

(a) SAR Award Agreement	B-10

(b) Number of Shares	B-10

(c) Exercise Price	B-10

(d) Exercisability and Term	B-10

(e) Exercise of SARs	B-10

(f) Modification, Extension or Assumption of SARs	B-11

SECTION 10. RESTRICTED STOCK UNITS	B-11

(a) Restricted Stock Unit Award Agreement	B-11

(b) Payment for Awards	B-11

(c) Vesting Conditions and Term	B-11
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
B-ii

(d) Voting and Dividend Rights	B-11

(e) Form and Time of Settlement of Restricted Stock Units	B-11

(f) Creditors’ Rights	B-12

SECTION 11. CASH-BASED AWARDS AND STOCK BASED AWARDS	B-12

SECTION 12. ADJUSTMENT OF SHARES	B-12

(a) Adjustments	B-12

(b) Dissolution or Liquidation	B-13

(c) Effect of Change in Control	B-13

(d) Reservation of Rights	B-13

SECTION 13. DEFERRAL OF AWARDS	B-13

(a) Committee Powers	B-13

(b) General Rules	B-14
SECTION 14. AWARDS UNDER OTHER PLANS	B-14

SECTION 15. PAYMENT OF DIRECTOR FEES IN SECURITIES	B-14

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS	B-14

SECTION 17. TAXES	B-14

(a) Tax Withholding	B-14

(b) Section 409A	B-15

SECTION 18. NONTRANSFERABILITY; BENEFICIARIES	B-15

UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
B-iii

(a) Nontransferability of Awards	B-15

(b) Designation and Change of Beneficiaries	B-15

SECTION 19. PERFORMANCE BASED AWARDS	B-16

SECTION 20. RECOUPMENT; DETRIMENTAL ACTIVITY	B-16

(a) Recoupment	B-16

(b) Detrimental Activity	B-16

SECTION 21. NO EMPLOYMENT RIGHTS; NO CLAIM TO AWARDS	B-16

(a) No Employment Rights	B-16

(b) No Claim to Awards	B-16

(c) No Requirement of Uniformity	B-16

SECTION 22. DURATION AND AMENDMENTS	B-16

(a) Term of the Plan	B-16

(b) Right to Amend the Plan	B-16

(c) Effect of Termination of the Plan	B-17

(d) Amendment of Award Agreements	B-17

SECTION 23. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES	B-17

SECTION 24. MISCELLANEOUS	B-17

(a) Payment	B-17

(b) Governing Law	B-17

UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
B-iv

(c) Successors And Assigns	B-17

(d) Other Agreements	B-17

(e) Relationship to Other Benefits	B-17

(f) Nonexclusivity of the Plan	B-18

(g) No Trust or Fund Created	B-18

(h) Fractional Shares	B-18

(i) Severability	B-18

UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
B-v

UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN
SECTION 1. ESTABLISHMENT AND PURPOSE.
The purpose of the Universal Electronics Inc. 2018 Equity and Incentive Compensation Plan is to provide a means through which the Company may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its Subsidiaries (the “Company Group”) can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders. The Plan amends and restates the 2018 Equity and Incentive Compensation Plan effective as of the Restatement Effective Date.
SECTION 2. DEFINITIONS.
(a)    “Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.
(b)    “Award” means any award of an Option, a SAR, a Restricted Share, a Restricted Stock Unit, an Other Stock-Based Award, or a Cash-Based Award under the Plan.
(c)    “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.
(d)    “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.
(e)    “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.
(f)    “Cause” means in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or any Subsidiary having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and any member of the Company Group in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the following with respect to a Participant: (a) the commission of a felony or other crime involving moral turpitude or the commission of any act or omission involving dishonesty, disloyalty or fraud in connection with the performance of his or her duties with respect to the Company or any of its Subsidiaries; (b) any conduct in conjunction with his or her duties which could reasonably be expected to, or which does, cause public disgrace or disrepute or significant economic harm to the Company or any of its Subsidiaries; (c) repeated or continuing failure to perform his or her duties that is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof (provided, that, such opportunity to cure shall not be available for repeated or habitual violations); (d) a deliberate act of insubordination or repeated refusal to follow reasonable and lawful instructions of supervisors, including engaging in disruptive conduct to the detriment of the Company or any of its Subsidiaries; (e) gross negligence or willful misconduct in connection with the performance of his or her duties with respect to the Company or any of its Subsidiaries; (f) obtaining any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into by, or on behalf of, the Company or any of its Subsidiaries or a breach of his or her fiduciary duties to the Company or any of its Subsidiaries; (g) violating any material terms of the applicable material policies of the Company or any of its Subsidiaries that is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof (provided, that, such opportunity to cure shall not be available for repeated or habitual violations); or (h) any breach of any material provision of a written agreement between the Company or any of its Subsidiaries and the Participant which is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof.
(g)    “Change in Control” shall be deemed to occur upon the first to occur of the following:
(i)    Any individual, entity or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes herein, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, or (III) any acquisition by any corporation pursuant to a transaction that complies with subsections (iii)(A), (iii)(B) and (iii)(C) of this definition below;
(ii)    During any period of twelve (12) consecutive months, individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    Consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:
(A)    all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,

(B)    no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and
(C)    at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Any other provision of this (g) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public or on account of any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur under the Plan unless the event(s) constituting a Change in Control also constitute a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company under Treasury Regulations §1.409A-3(i)(5), or any successor provision.
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(h)    “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(i)    “Committee” means the Compensation Committee as designated by the Board which is authorized to administer the Plan as described in Section 3 hereof.
(j)    “Company” means Universal Electronics Inc., a Delaware corporation, including any successor thereto.
(k)    “Confidential Information” means any data, information or documentation (including such that is received by third parties) that is competitively sensitive or commercially valuable and not generally known to the public, including data, information or documentation related or pertaining to: (i) finance, supply or service, (ii) customers, suppliers or consumers, including customer lists, relationships and profiles, (iii) marketing or product information, including product planning, marketing strategies, marketing results, marketing forecasts, plans, finance, operations, reports, sales estimates, business plans and internal performance results relating to past, present or future business activities, clients and suppliers, and/or (iv) scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specifications, inventions or systems information, whether or not patentable or copyrightable, and that is not otherwise a Trade Secret.

(l)    “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.
(m)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization, subject to compliance with applicable tax and securities laws.
(n)    “Detrimental Activity” means any of the following: (i) unauthorized use, disclosure or dissemination of Confidential Information or Trade Secrets pertaining to the business of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with any member of the Company Group for Cause; or (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group; provided, however, that the activity described under clause (i) of this definition does not apply to (1) any Confidential Information which has become generally known to competitors of any member of the Company Group through no act or omission by the Participant or (2) a Participant’s communications that are required by law or judicial process (e.g., subpoena). Further, this definition does not preclude a Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided, that, in each case, such communications and disclosures are consistent with applicable law and provided, further, that under no circumstance is the Participant authorized to disclose any information covered by the Company Group’s attorney-client privilege or attorney work product or Trade Secrets without prior written consent of the Board or its designee.
(o)    “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code, or in the case of a Participant outside the United States, such other definition as determined by the Committee for purposes of the Plan taking into consideration the provisions of applicable law.
(p)    “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.
(q)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of the Exchange Act shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(r)    “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Option Award Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(s)    “Fair Market Value” with respect to a Share means the market price of one Share determined by the Committee as follows:
(i)    If the Stock was traded on any established stock exchange (such as The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the New York Stock Exchange) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system;

(ii)    If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system; or
(iii)    If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable law and is not required to be consistent with the determination of Fair Market Value for other purposes.
For any date that is not a trading day, the Fair Market Value of a share of Stock for such date shall be determined under clauses (i) and (ii) above with reference to the immediately preceding trading day. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons and shall be consistent with the rules of Section 409A and Section 422 of the Code to the extent applicable.
(t)    “ISO” means an Option intended to be an “incentive stock option” described in Section 422 of the Code. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the Date of Grant, it is expressly designated as an ISO in the applicable Option Award Agreement.
(u)    “Mature Shares” means Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.
(v)    “Non-Employee Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(w)    “Nonstatutory Option” or “NSO” means an Option that is not an ISO.
(x)    “Option” means an option entitling the holder to acquire Shares upon payment of the exercise price and may be subject to the satisfaction of performance or other vesting conditions.
(y)    “Other Stock-Based Award” means an Award other than an Option, a SAR, a Restricted Share, a Restricted Stock Unit that is convertible into or otherwise based on Shares and may be subject to the satisfaction of performance or other vesting conditions.
(z)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(aa)    “Participant” means a person who holds an Award.
(bb)    “Plan” means this Amended and Restated 2018 Equity and Incentive Compensation Plan of Universal Electronics Inc., as amended from time to time.
(cc)    “Prior Plan” means each of the Universal Electronics Inc. 2014 Stock Incentive Plan, the Universal Electronics Inc. 2010 Stock Incentive Plan, the Universal Electronics Inc. 2006 Stock Incentive Plan, the Universal Electronics Inc. 2003 Stock Incentive Plan, and the Universal Electronics Inc. 1999A Nonqualified Stock Plan (collectively, the “Prior Plans”).
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(dd)    “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.
(ee)    “Restricted Share” means a Share subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied awarded under the Plan.
(ff)    “Restricted Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash measured by the value of a Share on a future date) and may be subject to the satisfaction of performance or other vesting conditions.
(gg)    “SAR” means a right entitling the holder upon exercise to receive an amount (payable in cash or in Stock of equivalent value) equal to the excess of the Fair Market Value of the Stock subject to the right over the Exercise Price from which appreciation under the SAR is to be measured.
(hh)    “Section 409A” means Section 409A of the Code.
(ii)    “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.
(jj)    “Service” means service as an Employee, Consultant or Non-Employee Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Unless determined otherwise by the Committee: (i) neither a bona fide leave of absence due to illness, vacation or such other leave that was approved by the Company in writing, nor a transfer from employment or service with the Company to employment or service with a Subsidiary or an Affiliate, shall be considered a termination of Service; and (ii) if a Participant’s employment with a member of the Company Group terminates, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not considered a termination of Service. For purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. For the avoidance of doubt, the Committee determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan. Unless a different treatment is approved by the Committee, vesting will be adjusted pro-rata for any approved reductions in work hours (for example, from full-time to part-time) other than due to an approved leave of absence as discussed in the prior sentence (i.e., the portion of the award vesting on each vesting date is reduced pro-rata based on the reduction in hours worked).
(kk)    “Share” means one share of Stock as adjusted in accordance with Section 12 (if applicable).
(ll)    “Stock” means the Common Stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(mm)    “Subsidiary” means any corporation, company or other entity, if the Company owns and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the Code.

(nn)    “Trade Secrets” means without limitation, (i) any data or information that is competitively sensitive or commercially valuable and not generally known to the public and (ii) any scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specification, invention or systems information, whether or not patentable or copyrightable; provided, that, this definition of Trade Secrets shall have the broadest meaning as permitted by law and shall extend beyond the definition of “trade secrets” as set forth in the Delaware Uniform Trade Secrets Act.
SECTION 3. ADMINISTRATION.
(a) Committee Composition. The Plan shall be administered by the Board or by a Committee acting appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the Nasdaq Stock Market or the New York Stock Exchange or as applicable, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(b) Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, grant Awards under the Plan and determine all terms of such grants, in each case with respect to all Employees, Consultants and Non-Employee Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board or the Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board or the Committee shall specify the total number of Awards that such officers may so award.
(c) Committee Responsibilities. Subject to the provisions of the Plan and applicable law, the Committee shall have full authority and discretion to take the following actions:
(i)    To interpret the Plan and to apply its provisions;
(ii)    To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;
(iii)    To adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;
(iv)    To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)    To determine when Awards are to be granted under the Plan;
(vi)    To select the Participants to whom Awards are to be granted;
(vii)    To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;
(viii)    To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;
(ix)    To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award;
(x)    To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
(xi)    To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;
(xii)    To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xiii)    To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;
(xiv)    To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; and
(xv)    To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation in or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that such member of the Committee has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.
UNIVERSAL ELECTRONICS INC.
AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(d) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(e) Limitation of Liability. No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.
SECTION 4. ELIGIBILITY.
(a) General Rule. The Committee will select Participants from among Employees, Consultants and Non-Employee Directors. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 4(a) who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 4(a) who are providing direct services on the Date of Grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the United States Treasury Regulations.
(b) Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code. For purposes of this subsection, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries. As used in this subsection, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.
SECTION 5. STOCK SUBJECT TO PLAN.
(a) Basic Limitation. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed (i) 3,475,000, plus (ii) the number of Shares underlying any award granted under any of the Prior Plans that expires, terminates or is canceled or forfeited for any reason whatsoever or settled in cash (in whole or in part) or is unearned (in whole or in part) under the terms of the applicable Prior Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12.
(b) Share Counting. Shares used to pay the required Exercise Price of an Option or SAR, Shares not issued in connection with settlement of an Option or SAR, Shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option, and Shares that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. If a Participant elects to give up the right to receive compensation in exchange for Shares based on Fair Market Value, such Shares will be available again for Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash (in whole or in part) or are unearned (in whole or in part) are available again for Awards under the Plan.
(c) Limit on Incentive Stock Options. Notwithstanding the foregoing and subject to subject to adjustment pursuant to Section 12, the Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 3,475,000 Shares, but nothing in this Section 5(c) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.
(d) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan.
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(e) Source of Shares. The Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
SECTION 6. LIMITATIONS AND MINIMUM REQUIREMENTS.
(a) Non-Employee Director Compensation Limit. The maximum number of Shares subject to Awards granted under the Plan during any one calendar year to any Non-Employee Director taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board (other than the calendar year in which an Non-Employee Director commences service on the Board), will not exceed five hundred thousand dollars ($500,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(b) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan (outside of this Section 6(b)) to the contrary, Awards granted under the Plan (other than Cash-Based Awards) shall vest no earlier than the first anniversary of the applicable Date of Grant; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 5(d) of the Plan; (ii) Shares delivered in lieu of fully vested cash obligations; (iii) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of the stockholders; and (iv) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 12). Nothing in this Section 6(b), however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including, without limitation, in connection with or following a Participant’s death, disability, or a Change in Control, or (y) exercising its authority under Section 13(b) at any time following the grant of an award.
(c) Restriction on Acceleration Following Grant. Following the Date of Grant of an Award, the Committee shall not accelerate the vesting or exercisability of all or any portion of an Award, in cases other than (i) in connection with a Change in Control or a Participant’s death or disability, (ii) circumstances explicitly provided under the terms of an Award Agreement, (iii) circumstances explicitly provided under the terms of an employment or service agreement with a Participant.
SECTION 7. RESTRICTED SHARES.
(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.
(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.
(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
(d) Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, any dividends and other distributions shall be paid or distributed to the holder in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends or distributions, only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect to which the dividend was paid. Any entitlement to dividends and other distributions will
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be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A to the extent applicable to the Participant.
(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 8. OPTIONS.
(a) Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan. All Options granted under the Plan shall be NSOs unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. The provisions of the various Option Award Agreements entered into under the Plan need not be identical.
(b) Number of Shares. Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.
(c) Exercise Price. Each Option Award Agreement shall specify the Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant (one hundred and ten percent (110%) for ISOs granted to Employees described in Section 4(b)), and the Exercise Price of an NSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant. Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.
(d) Exercisability and Term. Each Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Option Award Agreement shall also specify the term of the Option; provided that the term of an option shall in no event exceed ten (10) years from the Date of Grant (five (5) years for ISOs granted to Employees described in Section 4(b)). An Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(d), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(e) Exercise of Options. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(f) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(g) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option, including, without limitation, with respect to voting rights and dividends, until the date of the issuance of a stock certificate or other evidence of ownership for such Shares or until the Participant’s ownership of such Shares shall have been entered into the books of the registrar in the case of uncertificated stock. No adjustments shall be made, except as provided in Section 12.
(h) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash;
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provided however that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to reduce the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or obligations under such Option; provided, however, that an amendment or modification that may cause an ISO to become an NSO, and any amendment or modification that is required to comply with Section 409A or the rules applicable to ISOs, as determined in the sole discretion of the Committee, shall not be treated as materially impairing the rights or obligations of the Participant.
(i) Exercise. No Shares shall be delivered pursuant to any Option until the Option is exercised pursuant to the terms set forth in the Option Award Agreement and payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company (or such other member of the Company Group employing or engaging the Services of the Participant, as applicable) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.
(j) Forms of Payment. Unless otherwise provided in the Option Award Agreement, the Exercise Price of an Option shall be payable (i) in cash, check, cash equivalent and/or Mature Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Mature Shares to the Company; provided that the Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes; (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Shares at such time, by means of a broker- assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares for which the Option was exercised. Any fractional Shares shall be settled in cash. Notwithstanding anything herein or in an Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
(k) Notification upon Disqualifying Disposition. Each Participant shall notify the Company in writing immediately after such Participant makes a disqualifying disposition of any Shares acquired pursuant to the exercise of an ISO under the Plan. A disqualifying disposition is any disposition (including, without limitation, any sale) of Shares issued upon exercise of an ISO before the later of (A) two (2) years after the Date of Grant of the ISO or (B) one (1) year after the date of exercise of the ISO. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence.
(l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 9. STOCK APPRECIATION RIGHTS.
(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.
(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.
(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair
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Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.
(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR provided that the term of the SAR shall in no event exceed ten (10) years from the Date of Grant. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option.

(e) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine, less an amount the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Notwithstanding the foregoing, if on the expiration date of the SAR, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
(f) Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided however that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to reduce the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair the Participant’s rights or obligations under such SAR; provided, however, that an amendment or modification that is required to comply with Section 409A, as determined in the sole discretion of the Committee, shall not be treated as materially impairing the rights or obligations of the Participant.
SECTION 10. RESTRICTED STOCK UNITS.
(a) Restricted Stock Unit Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.
(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.
(c) Vesting Conditions and Term. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Award Agreement. A Restricted Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events.
(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right, if awarded, entitles the holder to be credited with an amount equal to all dividends or other distributions paid on one Share while the Restricted Stock Unit is outstanding. Settlement of dividend equivalents may be made, at the sole discretion of the Committee, in the form of cash, Shares having a Fair Market Value equal to the amount of such dividends, or in a combination of both. Dividend equivalents may also be converted into additional Restricted Stock Units at the Committee’s discretion. Dividend
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equivalents shall not be distributed prior to settlement of the Restricted Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Restricted Stock Units that do not vest shall be forfeited. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A to the extent applicable to the Participant.
(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. If a cash payment is made in lieu of delivering Shares in settlement of vested Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Stock Units vest, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. A Restricted Stock Unit Award Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A, to the extent applicable. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.
(f) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement.
SECTION 11. CASH-BASED AWARDS AND STOCK BASED AWARDS.
The Committee may, in its sole discretion, grant Cash-Based Awards and Other Stock-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award or Other Stock-Based Awards, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award or Other Stock-Based Awards shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award or Other Stock-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.
SECTION 12. ADJUSTMENT OF SHARES.
(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence that affects the Shares, or unusual or nonrecurring events (including, without limitation, a Change in Control) affecting any member of the Company Group, or the financial statements of any member of the Company Group, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following (in each case without the Participant’s consent):
(i)    Adjusting (1) the class(es) and number of securities available for future Awards and the limitations set forth under Section 5; (2) the class(es) and number of securities (or number and kind of other securities or other property) covered by each outstanding Award; (3) any performance requirements applicable to each outstanding Award; and (4) the Exercise Price under each outstanding Option and SAR; and
(ii)    Subject to any limitations or reductions as may be necessary to comply with Section 409A, cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if
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applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor) or, in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards prior to cancellation, or the underlying shares in respect thereof;
provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in ISOs under this Section 12 (other than any cancellation of ISOs) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (x) represent and warrant as to the unencumbered title to the Participant’s Awards, (y) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A, and (z) deliver customary transfer documentation as reasonably determined by the Committee.
Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. Any actions hereunder will comply with, or be exempt from, Section 409A to the extent determined by the Committee to be reasonably practicable. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
(c) Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee shall take the following actions with respect to all outstanding Awards:
(i)    Options and SARs shall become exercisable immediately prior to the Change in Control;
(ii)    Awards of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards shall become fully vested immediately prior to the Change in Control;
(iii)    Any performance criteria applicable to an Award will be deemed satisfied at (A) for stock price goals, the actual level of performance and (B) for all other performance goals, the target level of performance; and
(iv)    Awards previously deferred shall be settled in full as soon as practicable, to the extent permitted under Section 409A.
To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Shares subject to their Awards.
(d) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares
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subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any potential change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.
SECTION 13. DEFERRAL OF AWARDS.
(a) Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:
(i)    Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;
(ii)    Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or
(iii)    Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.

Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.
(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.
SECTION 14. AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 15. PAYMENT OF DIRECTOR FEES IN SECURITIES.
The Board, in its discretion, may permit each Non-Employee Director to elect to receive his or her annual cash retainer payments and/or meeting fees from the Company in the form of NSOs, SARs, Restricted Shares, Restricted Stock Units, or a combination thereof. In addition, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Restricted Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form. The number of NSOs, SARs, Restricted Shares, or Restricted Stock Units to be granted to a Non-Employee Director in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Restricted Stock Units shall also be determined by the Board. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.
SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, United States state securities laws and regulations, the regulations of any stock exchange on which the Company’s securities may then be listed and any foreign securities, exchange
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control or other applicable laws, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 17. TAXES.
(a) Tax Withholding. A Participant shall be required to pay to any member of the Company Group, and any member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award, a number of Shares with a Fair Market Value equal to such withholding liability; provided, that, with respect to Shares withheld pursuant to clause (B), the number of such Shares may not have a Fair Market Value greater than the maximum required statutory withholding liability. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 18. NONTRANSFERABILITY; BENEFICIARIES.
(a)Nontransferability of Awards. Each Award shall be exercisable only by the Participant granted the Award during such Participant’s lifetime, or, if permissible under applicable law, by such Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(i)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than ISOs) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Committee in its sole discretion, or (2) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that, the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(ii)    The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall
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be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, any member of the Company Group under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(b) Designation and Change of Beneficiaries. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, their estate.
SECTION 19. PERFORMANCE BASED AWARDS.
The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
SECTION 20. RECOUPMENT; DETRIMENTAL ACTIVITY.
(a) Recoupment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) the Universal Electronics Inc. Compensation Recoupment Policy, effective November 2023 (as may be amended from time to time), and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law, whether such policy or law becomes effective prior to or following the Effective Date or the Date of Grant of an Award. Furthermore, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. By accepting an Award under the Plan, a Participant shall thereby be deemed to have acknowledged and consented to the Company’s application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Committee, whether adopted prior to or following the Date of Grant of the Award, and any provision of applicable law relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action. No recovery of compensation under any clawback policy or this Section 20 will constitute an event giving rise to a Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries or Affiliates.
(b) Detrimental Activity. Notwithstanding anything to the contrary contained herein or in any Award Agreement, subject to compliance with applicable law, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for (1) cancellation of any or all of such Participant’s outstanding Awards, and/or (2) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain to promptly to the Company.
SECTION 21. NO EMPLOYMENT RIGHTS; NO CLAIM TO AWARDS.
(a) No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained by or to remain in Service with any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. Any member of the Company Group may at any time dismiss a Participant
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from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement.
(b) No Claim to Awards. No Employee, Consultant, Non-Employee Director or any other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.
(c) No Requirement of Uniformity. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
SECTION 22. DURATION AND AMENDMENTS.
(a) Term of the Plan. The Plan was initially adopted by the Board of Directors on April 24, 2018 and approved by the stockholders of the Company on June 4, 2018 (the “Effective Date”) and was most recently amended and restated by the Board of Directors on March 26, 2026 and approved by the stockholders of the Company on May 19, 2026 (the “Restatement Effective Date”). The Plan shall terminate at the earliest of (a) termination of the Plan by the Board, or (b) ten (10) years following the Restatement Effective Date. No ISOs may be granted after the tenth anniversary of the Restatement Effective Date.
(b) Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment except with consent of the Participant; provided, however, that an amendment or modification that is required to comply with Section 409A, as determined in the sole discretion of the Committee, shall not be treated as materially impairing the rights or obligations of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.
(c) Effect of Termination of the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

(d) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 12, (i) no amendment or modification may reduce the Exercise Price of any Option or any SAR, (ii) the Committee may not cancel any outstanding Option or SAR when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.
SECTION 23. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES.
Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Subsidiaries and Affiliates operate or in which Participants work or reside, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Participants outside the United States will be eligible to participate in the Plan; (b) modify the terms and conditions of any Award granted to Participants outside the United States; (c) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries and Affiliates or Participants in particular locations; provided that no such sub-plans and/or modifications shall take precedence over Section 3 of the Plan or otherwise require stockholder approval; (d) take any action, before or after an Award is granted, that it deems advisable to obtain approval or to facilitate compliance with any necessary local governmental regulatory exemptions or approvals and (e) impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility
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to receive an Award under the Plan or on death, Disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income tax, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to a Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership.
SECTION 24. MISCELLANEOUS.
(a) Payment. No Shares shall be delivered pursuant to any Award until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company (or such other member of the Company Group employing or engaging the Services of the Participant, as applicable) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld..
(b) Governing Law. The Plan and each Award Agreement and all disputes or controversies arising out of or relating thereto shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without application of the conflicts of law principles thereof.

(c) Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
(d) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.
(e) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(f) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(h) Fractional Shares. Unless otherwise provided in an Award Agreement, an Employment Agreement or otherwise by the Committee, any fractional shares due on exercise or payment in respect of an Award shall be settled in cash.
(i) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect. Notwithstanding anything in the Plan or any Award or Award Agreement to the contrary, nothing in the Plan or in any Award or Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
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